Exhibit 99.1

OfficeMax
263 Shuman Blvd.
Naperville, IL 60563

News Release

Media Contact	Investor Contacts
Bill Bonner	Mike Steele	Tony Giuliano
630 864 6066	630 864 6826	630 864 6820

OFFICEMAX REPORTS FIRST QUARTER 2011 FINANCIAL RESULTS

NAPERVILLE, Ill., April 28, 2011 – OfficeMax® Incorporated (NYSE: OMX) today announced the results for its fiscal first quarter ended March 26, 2011. Total sales were $1,863.0 million in the first quarter of 2011, a decrease of 2.8% from the first quarter of 2010. For the first quarter of 2011, OfficeMax reported net income available to OfficeMax common shareholders of $11.4 million, or $0.13 per diluted share.

Ravi Saligram, President and CEO of OfficeMax, said, “First quarter sales were lower than the prior year quarter and adjusted operating income margin rate was significantly lower than the first quarter of 2010. We are disappointed with our start to the year. In recognition of current trends and upon a deeper evaluation of our existing capabilities, we have put in place strong actions, including significant cost mitigation programs to bring our expenses in-line with last year. We believe these actions should help drive improved performance.”

Consolidated Results

(in millions, except per-share amounts)	1Q11	1Q10
Sales	$1,863.0	$1,917.3
Sales growth or decline (from prior year period)	-2.8%	0.3%
Gross profit	$474.5	$505.5
Gross profit margin	25.5%	26.4%
Operating income	$28.6	$49.4
Adjusted operating income*	$28.6	$63.6
Adjusted operating income margin*	1.5%	3.3%
Adjusted diluted income per common share*	$0.13	$0.39

*	There are no adjustments for 1Q11.

Adjusted operating income and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Adjusted operating income in the first quarter of 2011 was $28.6 million, or 1.5% of sales, compared to $63.6 million, or 3.3% of sales in the first quarter of 2010. Adjusted net income available to OfficeMax common shareholders in the first quarter of 2011 was $11.4 million, or $0.13 per diluted share, compared to $33.5 million, or $0.39 per diluted share, in the first quarter of 2010.

Contract Segment Results

(in millions)	1Q11	1Q10
Sales	$925.7	$963.0
Sales growth or decline (from prior year period)	-3.9%	3.8%
Gross profit margin	22.2%	22.7%
Segment income margin	1.0%	3.5%

Contract segment sales decreased 3.9% compared to the prior year period to $925.7 million in the first quarter of 2011 (a decrease of 6.2% on a local currency basis). This decline reflected a U.S. Contract operations sales decrease of 5.6% and an international Contract operations sales decrease of 0.5% in U.S. dollars (a sales decrease of 7.4% on a local currency basis).

Contract segment gross profit margin decreased to 22.2% in the first quarter of 2011 from 22.7% in the first quarter of 2010, primarily reflecting weaker gross profit margin in the International business, and to a lesser extent in the U.S. business. Contract segment operating, selling and general and administrative expenses as a percentage of sales increased to 21.2% in the first quarter of 2011 from 19.2% in the first quarter of 2010 primarily due to increased sales force payroll, higher marketing expenses, as well as costs associated with growth and profitability initiatives including managed print services, customer service centers, and business-to-business website. Contract segment income was $9.0 million, or 1.0% of sales, in the first quarter of 2011 compared to $33.8 million, or 3.5% of sales, in the first quarter of 2010.

Retail Segment Results

(in millions)	1Q11	1Q10
Sales	$937.3	$954.3
Same-store sales decrease (from prior year period)	-1.2%	-2.5%
Gross profit margin	28.7%	30.1%
Segment income margin	2.7%	4.1%

Retail segment sales decreased 1.8% to $937.3 million in the first quarter of 2011 compared to the first quarter of 2010, reflecting a same-store sales decrease of 1.2%. A modest decline in same-store sales in the U.S. was partially offset by stronger same-store sales in Mexico.

Retail segment gross profit margin decreased to 28.7% in the first quarter of 2011 from 30.1% in the first quarter of 2010, due to increased promotional activity, an unfavorable product sales mix shift within the technology category, and deleveraging of fixed expenses partially offset by reduced inventory shrinkage expense. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 26.0% in both the first quarter of 2011 and in the first quarter of 2010. Lower store fixture and equipment related costs were partially offset by increased marketing expenses. Retail segment income was $25.6 million, or 2.7% of sales, in the first quarter of 2011 compared to $38.8 million, or 4.1% of sales, in the first quarter of 2010.

OfficeMax ended the first quarter of 2011 with a total of 991 Retail stores, consisting of 912 Retail stores in the U.S. and 79 Retail stores in Mexico. During the first quarter of 2011, OfficeMax closed six Retail stores in the U.S.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Retail and Contract segments. Corporate and Other segment operating,

selling and general and administrative expenses was $6.0 million in the first quarter of 2011 compared to $9.0 million in the first quarter of 2010. The first quarter of 2011 included $3.8 million of income related to a favorable adjustment in the cash surrender value of our company-owned life insurance policies.

Balance Sheet and Cash Flow

As of March 26, 2011 OfficeMax had total debt of $275.7 million, excluding $1,470 million of non-recourse debt related to timber securitization notes that have recourse limited to the timber installment notes receivable and related guarantees.

During the first three months of 2011, OfficeMax generated $0.9 million of cash provided by operations. OfficeMax invested $17.0 million for capital expenditures in the first quarter of 2011 compared to $9.2 million in the first quarter of 2010.

Outlook

Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax, said, “While adverse weather impacted our results, sales declines in the first quarter were primarily the result of significantly lower spending by our existing Contract customers as well as weaker Retail store traffic. We are diligently working to address areas of concern and strengthen our core business, and therefore, are reaffirming our previous 2011 sales and operating income margin guidance.”

Based on these trends, OfficeMax anticipates that for the second quarter, total company sales will be approximately flat to the prior year’s second quarter, including the favorable impact of foreign currency translation, and the adjusted operating income margin rate will be lower than the prior year. For the full year 2011, OfficeMax anticipates that total company sales will be flat, to slightly higher than, the prior year, including the favorable impact of foreign currency translation and the benefit of a 53rd week, and the adjusted operating income margin rate will be in line with, to slightly lower than, the prior year.

The company’s outlook also includes the following assumptions for the full year 2011:

•	Capital expenditures of approximately $75 million, primarily related to technology, ecommerce, and infrastructure investments and upgrades

•	Depreciation & amortization of approximately $85-90 million

•	Pension expense of approximately $7-11 million and cash contributions to the frozen pension plans of approximately $4 million

•	Interest expense of approximately $72-77 million and interest income of approximately $41-44 million

•	Effective tax rate approximately in line with the effective tax rate in 2010

•	Cash flow from operations exceeding capital expenditures

•	Reduction in Retail store count for the year with approximately 15 store closures in the U.S., and approximately 8-10 store openings in Mexico.

Mr. Saligram added, “Although we expect the first half of the year to be soft, we are confident we are taking the appropriate revenue- and margin-enhancing actions to position OfficeMax to drive profitable growth. In the near-term, we will focus the entire organization on stemming the declines of the core business by strengthening the management team, executing the fundamentals better, enhancing the customer experience at our stores and optimizing the Contract pricing and margin relationship.”

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 25, 2010, under Item 1A “Risk Factors”, and in the company’s other filings with the SEC.

Conference Call Information

OfficeMax will host a webcast and conference call with analysts and investors to review its first quarter 2011 financial results today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live audio webcast of the conference call can be accessed via the Internet by visiting the OfficeMax website at investor.officemax.com. The webcast and a podcast will be archived and available online for one year following the call and will be posted on the “Presentations” page located within the “Investors” section of the OfficeMax website.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in both business-to-business office products solutions and retail office products. The OfficeMax mission is simple. We help our customers do their best work. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and individual consumers. OfficeMax customers are served by approximately 30,000 associates through direct sales, catalogs, e-commerce and approximately 1,000 stores. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	March 26, 2011	December 25, 2010
ASSETS
Current assets:
Cash and cash equivalents	$444,091	$462,326
Receivables, net	548,827	546,885
Inventories	750,922	846,463
Deferred income taxes and receivables	98,859	99,613
Other current assets	62,271	58,999

Total current assets	1,904,970	2,014,286

Property and equipment:
Property and equipment	1,304,041	1,346,558
Accumulated depreciation	(910,017)	(949,269)

Property and equipment, net	394,024	397,289

Intangible assets, net	82,649	83,231
Timber notes receivable	899,250	899,250
Deferred income taxes	277,063	284,529
Other non-current assets	408,597	400,344

Total assets	$3,966,553	$4,078,929

LIABILITIES AND EQUITY
Current liabilities:
Current portion of debt	$6,039	$4,560
Accounts payable	595,293	686,106
Income taxes payable	8,625	11,055
Accrued liabilities and other	309,307	342,753

Total current liabilities	919,264	1,044,474

Long-term debt, less current portion	269,694	270,435
Non-recourse debt	1,470,000	1,470,000

Other long-term obligations:
Compensation and benefits	250,683	250,756
Other long-term liabilities	385,303	393,253

Total other long-term liabilities	635,986	644,009

Noncontrolling interest in joint venture	49,311	49,246

Shareholders’ equity:
Preferred stock	30,619	30,901
Common stock	214,920	212,644
Additional paid-in capital	989,418	986,579
Accumulated deficit	(522,775)	(533,606)
Accumulated other comprehensive loss	(89,884)	(95,753)

Total shareholders’ equity	622,298	600,765

Total liabilities and equity	$3,966,553	$4,078,929

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	March 26, 2011	March 27, 2010
Sales	$1,863,001	$1,917,254
Cost of goods sold and occupancy costs	1,388,489	1,411,788

Gross profit	474,512	505,466

Operating expenses:
Operating, selling and general and administrative expenses	445,900	441,925
Other operating expenses (a)	—	14,188

Total operating expenses	445,900	456,113

Operating income	28,612	49,353

Other income (expense):
Interest expense	(18,767)	(18,316)
Interest income	11,020	10,616
Other income, net	38	51

	(7,709)	(7,649)

Pre-tax income	20,903	41,704
Income tax expense	(7,670)	(15,401)

Net income attributable to OfficeMax and noncontrolling interest	13,233	26,303
Joint venture results attributable to noncontrolling interest	(1,330)	(855)

Net income attributable to OfficeMax	11,903	25,448

Preferred dividends	(537)	(669)

Net income available to OfficeMax common shareholders	$11,366	$24,779

Basic income per common share:	$0.13	$0.29

Diluted income per common share:	$0.13	$0.29

Weighted Average Shares
Basic	85,368	84,655
Diluted	86,427	85,847

(a)	First quarter 2010 included charges recorded in our Retail segment of $13.4 million related to store closures in the U.S. The cumulative effect of these items reduced net income by $8.2 million, or $0.09 per diluted share for 2010. First quarter of 2010 also included a charge recorded in our Contract segment of $0.8 million for severance related to reorganizations in our U.S. Contract operations. The effect of this item reduced net income by $0.5 million, or $0.01 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Quarter Ended
	March 26,	March 27,
	2011	2010
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$13,233	$26,303
Items in net income not using cash:
Depreciation and amortization	20,918	26,415
Other	5,915	2,220
Changes in operating assets and liabilities:
Receivables	996	964
Inventory	98,538	81,954
Accounts payable and accrued liabilities	(128,296)	(86,455)
Income taxes and other	(10,433)	12,627

Cash provided by operations	871	64,028

Cash used for investment:
Expenditures for property and equipment	(17,012)	(9,245)
Proceeds from sale of assets	72	415

Cash used for investment	(16,940)	(8,830)

Cash used for financing:
Cash dividends paid	(1,142)	(1,348)
Changes in debt, net	274	(836)
Other	(2,863)	(827)

Cash used for financing	(3,731)	(3,011)

Effect of exchange rates on cash and cash equivalents	1,565	987
Increase (decrease) in cash and cash equivalents	(18,235)	53,174
Cash and cash equivalents at beginning of period	462,326	486,570

Cash and cash equivalents at end of period	$444,091	$539,744

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 26, 2011			March 27, 2010
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$1,863.0	$—	$1,863.0	$1,917.3	$—	$1,917.3
Cost of goods sold and occupancy costs	1,388.5	—	1,388.5	1,411.8	—	1,411.8

Gross profit	474.5	—	474.5	505.5	—	505.5

Operating expenses:
Operating, selling and general and administrative expenses	445.9	—	445.9	441.9	—	441.9
Other operating expenses (a)	—	—	—	14.2	(14.2)	—

Total operating expenses	445.9	—	445.9	456.1	(14.2)	441.9

Operating income	28.6	—	28.6	49.4	14.2	63.6

Other income (expense):
Interest expense	(18.8)	—	(18.8)	(18.3)	—	(18.3)
Interest income	11.0	—	11.0	10.6	—	10.6
Other income, net	0.1	—	0.1	—	—	—

	(7.7)	—	(7.7)	(7.7)	—	(7.7)

Pre-tax income	20.9	—	20.9	41.7	14.2	55.9
Income tax expense	(7.7)		(7.7)	(15.4)	(5.5)	(20.9)

Net income attributable to OfficeMax and noncontrolling interest	13.2	—	13.2	26.3	8.7	35.0
Joint venture results attributable to noncontrolling interest	(1.3)	—	(1.3)	(0.9)	—	(0.9)

Net income attributable to OfficeMax	11.9	—	11.9	25.4	8.7	34.1

Preferred dividends	(0.5)	—	(0.5)	(0.6)	—	(0.6)

Net income available to OfficeMax common shareholders	$11.4	$—	$11.4	$24.8	$8.7	$33.5

Basic income per common share:	$0.13	$—	$0.13	$0.29	$0.11	$0.40

Diluted income per common share:	$0.13	$—	$0.13	$0.29	$0.10	$0.39

Weighted Average Shares
Basic	85,368		85,368	84,655		84,655
Diluted	86,427		86,427	85,847		85,847

(a)	First quarter 2010 included charges recorded in our Retail segment of $13.4 million related to store closures in the U.S. The cumulative effect of these items reduced net income by $8.2 million or $0.09 per diluted share for 2010. First quarter of 2010 also included a charge recorded in our Contract segment of $0.8 million for severance related to reorganizations in our U.S. Contract operations. The effect of this item reduced net income by $0.5 million, or $0.01 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 26,		March 27,
	2011		2010

Sales	$925.7		$963.0

Gross profit	205.5	22.2%	218.4	22.7%
Operating, selling and general and administrative expenses	196.5	21.2%	184.6	19.2%

Segment income	$9.0	1.0%	$33.8	3.5%

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	March 26,		March 27,
	2011		2010

Sales	$937.3		$954.3

Gross profit	269.0	28.7%	287.1	30.1%
Operating, selling and general and administrative expenses	243.4	26.0%	248.3	26.0%

Segment income	$25.6	2.7%	$38.8	4.1%

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as severances, facility closures and adjustments, and asset impairments. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (GAAP), we evaluate our results of operations before non-operating legacy items and operating items that are not indicative of our core operating activities such as severance, facility closure and adjustments, and asset impairments. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our recurring operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the preceding tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results for the first quarter of 2011 and 2010.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.